Exhibit 99.2

EMPIRE RESORTS AND EPR PROPERTIES SHOWCASE $1 BILLION

ENTERTAINMENT LIFESTYLE COMPLEX TO THE NEW YORK GAMING

FACILITY LOCATION BOARD

September 10, 2014

MONTICELLO, N.Y — Empire Resorts, Inc. (NASDAQ-GM:NYNY) (together with its subsidiaries, “Empire”), through a wholly-owned subsidiary, Montreign Operating Company, LLC, in conjunction with its co-developer, EPR Properties (“EPR”) (NYSE:EPR) today presented their $1 billion entertainment project to the New York Gaming Facility Location Board (“Location Board”), including plans for a resort casino located 90 miles from New York City in the Town of Thompson, Sullivan County.

The Montreign Resort Casino will be located on the site of Adelaar, a four-season destination resort to be developed by EPR. Montreign is a planned 18-story casino, hotel and entertainment complex featuring an 80,000 sq. ft. casino (with 61 table games and 2,150 state-of-the-art slot machines), 391 luxury rooms designed to meet the 4-star and 4-diamond standards of Forbes® and AAA®, multiple dining and entertainment options, meeting and conference space and other resort amenities. Montreign Resort Casino, from an architectural, design and use-of-materials perspective, was designed to blend naturally with the pristine and beautiful environment of the Catskills.

Empire directors and officers, along with EPR’s President and CEO, gave a detailed 45-minute presentation to the Location Board in Albany yesterday afternoon featuring renderings, economic impact statements and videos. The multi-media presentation can be found at www.montreign.com.

Emanuel Pearlman, Empire’s Chairman of the Board stated, “We were very pleased to have had the opportunity to present our integrated entertainment and lifestyle complex to the Location Board. We presented a compelling case as to why we are the best choice to drive tourism back to the Catskills by offering something much more than a conventional casino. Adelaar, which is anchored by the Montreign Resort Casino, creates the synergy required for a twelve-month, four-season economic engine that will drive visitation to the Catskills from out-of-state, downstate and beyond.”

EPR President and CEO David Brain stated, “Today was the culmination of years of planning and working closely with all stakeholders to reimagine the Catskills as a world-class resort destination for gaming and entertainment. What our team presented is a project that is ready to begin almost immediately, has no financing contingency and is expected to create thousands of jobs generating millions of dollars in tax revenue for Sullivan County and New York State in the process.”

The Montreign Resort Casino is part of the larger Adelaar resort, a $1 billion four-season destination resort developed by an Empire subsidiary and EPR. Beautifully situated in the pristine Catskills, Adelaar is poised to become one of the most comprehensive destination gaming resorts in the northeastern United States, and will feature a variety of world-class leisure and recreational options, including an Indoor Waterpark Lodge and adventure park, a Rees Jones-redesigned “Monster” Golf Course, restaurants and world-class shopping and entertainment. Located 90 minutes from New York City, Adelaar is expected to create more than 5,000 construction and permanent jobs in an area with one of highest unemployment rates in the state.

Because of the early and comprehensive planning of Adelaar, and the diligent pursuit of needed approvals, the Company is able to commence construction of Montreign upon award of a gaming license without delay. Many permits and approvals are already secured for Adelaar, generally, and for Montreign, specifically, and additional permits and approvals are being actively processed.

As part of the reimagined Catskills, Empire has entered into an exclusive agreement with Monticello Motor Club (“MMC”), North America’s Premier Private Racetrack and Country Club, making Montreign the only casino on the East Coast that would offer guests the experience of driving high-performance vehicles on MMC’s private 4.1-mile track.

In addition, Empire has teamed up with award-winning chef, author and TV personality Scott Conant to open his newest restaurant, Bistecca by Scott Conant, at Montreign. The Italian steakhouse will be a fine dining destination featuring a menu comprised of prime and Angus cut meats, fresh seafood, poultry and classic Italian dishes. The global wine list will be robust to accompany the menu, and will feature wines from New York, California, France, Italy, Chile and Argentina, among others.

Joining Empire and EPR at the presentation was renowned golf course architect “The Open Doctor” Rees Jones and award-winning Chef Scott Conant.

About Empire Resorts

Empire Resorts, Inc. owns and operates, through its subsidiary Monticello Raceway Management, Inc., the Monticello Casino and Raceway, a harness racing track and casino in Monticello, N.Y., and is 90 miles from midtown Manhattan. For additional information, please visit www.empireresorts.com.

Upon the awarding of a casino license from the New York State Gaming Commission, Empire will begin construction on Montreign – an 18-story casino, hotel and entertainment complex with 61 table games, 2,150 state of the art slot machines and 391 luxury rooms designed to meet 4-star and 4-diamond standards. For additional information, please visit www.montreign.com.

About EPR Properties

EPR Properties is a specialty real estate investment trust (REIT) that invests in properties in select market segments which require unique industry knowledge, while offering the potential for stable and attractive returns. Our total investments exceed $3.8 billion and our primary investment segments are Entertainment, Recreation and Education. We adhere to rigorous underwriting and investing criteria centered on key industry and property level cash flow standards. We believe our focused niche approach provides a competitive advantage, and the potential for higher growth and better yields. Further information is available at www.eprkc.com. Renderings, tenant information and other details about Adelaar can be found at www.AdelaarNY.com.

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This press release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These statements include statements about our plans, strategies, financial performance, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by Empire, EPR and our respective management teams, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, among others, levels of spending in business and leisure segments as well as consumer confidence; plans for signing and closing on definitive transaction documents; the construction commencement date for Montreign Resort Casino; relationships with associates and labor unions and changes in labor law; the financial condition of, and our relationships with, third-party property owners and hospitality venture partners; changes in the competitive environment in our industry and the markets where we operate; the timing of the receipt of regulatory and governmental approvals for the development project, including the issuance of a gaming facility license to Empire; changes in federal, state or local tax law; general volatility of the capital markets and our ability to access the capital markets to consummate the necessary financing. A more complete description of these risks and uncertainties can be found in our filings with the U.S. Securities and Exchange Commission. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Contact:

Charles Degliomini

Empire Resorts, Inc.

845-807-0001

cdegliomini@empireresorts.com

Brian Moriarty

Entertainment Properties Trust

888-EPR-REIT

brianm@eprkc.com